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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund Select Series Standard & Poor's Intrinsic Value Portfolio 1999 Series B, Defined Asset Funds:

We consent to the use in this Amendment to the Registration Statement No. 333-83853 of our report dated August 6, 1999, relating to the Statements of Condition of Equity Investor Select Series Standard & Poor's Intrinsic Valye Portfolio 1999 Series B, Defined Asset Funds and to the reference to us under the heading 'How The Fund Works-- Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, NY
August 16, 1999